UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2011

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5757 North Green Bay Avenue Milwaukee, WI		53209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 524-1200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 2, 2011, Johnson Controls, Inc. (the “Company”) closed its sale of $400,000,000 aggregate principal amount of its 2.600% Senior Notes due 2016 (the “2016 Notes”), $450,000,000 aggregate principal amount of its 3.750% Senior Notes due 2021 (the “2021 Notes”) and $250,000,000 aggregate principal amount of its 5.250% Senior Notes due 2041 (the “2041 Notes” and, together with the 2016 Notes and the 2021 Notes, the “Notes”) pursuant to an underwriting agreement dated November 29, 2011 (the “Underwriting Agreement”) among the Company and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, as well as indemnification rights and obligations of the parties.

The Notes sold pursuant to the Underwriting Agreement were registered under the Company’s registration statement on Form S-3 (Registration No. 333-157502) filed on February 24, 2009 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) and were issued pursuant to an Indenture (the “Indenture”), dated as of January 17, 2006, between the Company and U.S. Bank National Association as successor Trustee, and pursuant to an Officers’ Certificate, dated December 2, 2011 (the “Officers’ Certificate”), setting forth the terms of the Notes. Net proceeds to the Company from the offering were approximately $1.09 billion, after deducting underwriters’ discounts and estimated offering expenses payable by the Company.

The relevant terms of the Notes are set forth in the Indenture and the Officers’ Certificate. The Indenture provides for customary events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence of certain events of default after expiration of any applicable grace period.

The Company may redeem the Notes in whole or in part from time to time, at the Company’s option, at a “make-whole” redemption price, plus accrued and unpaid interest. In addition, at any time on or after September 1, 2021 (three months prior to the maturity date of the 2021 Notes), with respect to the 2021 Notes, or June 1, 2041 (six months prior to the maturity date of the 2041 Notes), with respect to the 2041 Notes, the Company may redeem some or all of the applicable series of Notes at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest. In the event of a change in control triggering event as defined in the Officers’ Certificate, the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of Notes, plus accrued and unpaid interest, if any.

The descriptions of the Underwriting Agreement, the Indenture, and the Officers’ Certificate (including the terms of the Notes) set forth above are qualified in their entirety by the terms of such agreements, which are filed as Exhibit 1.1 hereto, Exhibit 4.1 to the Registration Statement, and Exhibit 4.1 hereto, respectively, and incorporated herein by reference.

Item 8.01.	Other Events.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement. The Company is filing certain exhibits as part of this Current Report on Form 8-K in connection with its filing with the SEC of a final prospectus supplement, dated November 29, 2011, and a prospectus, dated February 23, 2009, related to the offering of the Notes. See “Item 9.01. Financial Statements and Exhibits.”

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(1.1)	Underwriting Agreement, dated November 29, 2011, among Johnson Controls, Inc. and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

(4.1)	Officers’ Certificate, dated December 2, 2011, establishing the 2.600% Senior Notes due 2016, 3.750% Senior Notes due 2021 and 5.250% Senior Notes due 2041.

(5.1)	Opinion of Foley & Lardner LLP, dated December 2, 2011.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

By:	/s/ FRANK A. VOLTOLINA
Frank A. Voltolina
Vice President and Corporate Treasurer

Date: December 2, 2011

EXHIBIT INDEX

Exhibit No.	Description

(1.1)	Underwriting Agreement, dated November 29, 2011, among Johnson Controls, Inc. and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

(4.1)	Officers’ Certificate, dated December 2, 2011, establishing the 2.600% Senior Notes due 2016, 3.750% Senior Notes due 2021 and 5.250% Senior Notes due 2041.

(5.1)	Opinion of Foley & Lardner LLP, dated December 2, 2011.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).